BANKWELL FINANCIAL GROUP REPORTS RECORD EARNINGS FOR THE THIRD QUARTER, DECLARES FOURTH QUARTER DIVIDEND

New Canaan, CT – October 29, 2026 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $12.7 million, or $1.58 per share for the third quarter of 2026, versus $12.4 million, or $1.52 per share, for the second quarter of 2026. The Company's Board of Directors declared a $0.20 per share cash dividend, payable November 20, 2026 to shareholders of record on November 9, 2026.

The Company’s reported results include $3.0 million of non-interest expense attributed to core conversion costs incurred during the third quarter of 2026. For the third quarter of 2026, the Company reported GAAP net income of $12.7 million and operating net income(1) of $15.0 million. Operating results are non-GAAP financial measures that exclude certain nonrecurring or transaction-related expenses. Management believes these measures provide additional insight into underlying operating performance; however, they should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP.

	September 30, 2026
(In thousands, except per share data)	As Reported	Operating Adjustment	Operating(1)
Return on average assets	1.45%	0.26%	1.71%
Return on average tangible shareholders' equity	15.28%	2.74%	18.02%
Efficiency ratio	56.1%	(8.6)%	47.5%
Earnings per common share - diluted	$1.58	$0.28	$1.86
Pre-tax, pre-provision net revenue return on average assets	1.76%	0.35%	2.11%
Pre-tax, pre-provision net revenue	$15,498	$3,041	$18,539
Net income	$12,735	$2,281	$15,016

(1) Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.
Discussion of Outlook; Bankwell Financial Group Chief Executive Officer, Christopher R. Gruseke:

"We delivered record earnings for the third quarter, with GAAP net income of $12.7 million, or $1.58 per share, despite absorbing $3.0 million of costs related to our core conversion. Excluding these costs, operating net income was $15.0 million, or $1.86 per share, and our operating efficiency ratio was 47.5%. These results reflect continued improvement across the Company, as Net Interest Margin expanded to 3.71%, nonperforming assets declined to 0.20% of total assets, and our SBA business continued to make a meaningful contribution to non-interest income.

Our third-quarter results demonstrate the benefit of the investments and strategic initiatives we have pursued over the past several years. We continue to grow the balance sheet, diversify revenue, strengthen asset quality and invest in the people and technology necessary to support the Company’s future growth. The core conversion is an important part of that investment and will provide enhanced capabilities and greater scalability to support our strategic priorities and future growth.

Given our year-to-date performance, we are updating our full-year 2026 guidance. We now expect net interest income of $119 to $121 million and non-interest income of $14 to $15 million, reflecting continued strength in our SBA platform. We maintain our outlook for loan growth of 5% to 7% and non-interest expense of $65 to $67 million, excluding conversion costs.

Finally, I want to recognize the tremendous efforts of our team. The results we are reporting are the product of a great deal of hard work, an unwavering commitment to our clients, and disciplined execution of the strategy we have put in place. I’m proud of what our people have accomplished together and excited about the opportunities ahead."

Key Points for Third Quarter and Bankwell’s Outlook

Asset Quality Strengthens; Capital Remains Strong
•Nonperforming loans decreased $8.7 million to $7.1 million in the third-quarter of 2026, primarily reflecting the note sale of a suburban retail CRE loan in Westchester County, NY, that had been modified during the COVID-19 pandemic.
•Nonperforming assets declined to 0.20% of total assets at September 30, 2026, compared with 0.46% at June 30, 2026.
•Net recoveries totaled $1.4 million for the quarter ended September 30, 2026. The ACL-Loans provided 430.65% coverage of total nonperforming loans at September 30, 2026 compared to 193.14% at June 30, 2026.
•Tangible common equity to tangible assets increased to 9.33%, and fully diluted tangible book value per common share increased to $41.59.

Balance Sheet Growth and Continued Net Interest Margin Expansion
•Gross loans increased $22.9 million during the quarter and $142.6 million, or 5.0% year-to-date.
•Net interest margin expanded 13 basis points to 3.71% for the third quarter of 2026, compared to 3.58% for the second quarter of 2026, reflecting higher earning-asset yields and flat funding costs.
•Net interest income increased to $31.4 million, compared with $29.5 million in the linked quarter.
•Earning asset yields expanded 8 basis points to 6.34% for the quarter ended September 30, 2026, compared to the linked quarter.

Strong SBA Performance Drives Noninterest Income Growth
•SBA loan sale gains contributed $2.8 million of the Company's $4.0 million in total noninterest income for the quarter ended September 30, 2026, bringing 2026 year-to-date gains to $7.6 million, compared to $2.9 million 2025 year-to-date gains.
•Noninterest income as a percentage of revenue for the quarter ended September 30, 2026 was 11.20%, compared to 8.76% for the quarter ended September 30, 2025.
•The SBA Lending division delivered $30.1 million in originations in the third quarter of 2026, bringing the total year-to-date originations to $90.2 million.

Investment in Technology and Operating Infrastructure
•The Company is undertaking a core conversion initiative as part of its broader investment in technology and operating infrastructure to expand capabilities, improve efficiency and scalability, and support future growth.
•Third-quarter results included $3.0 million of core conversion costs, primarily consisting of termination fees.
•Excluding these costs, operating net income was $15.0 million(1), operating diluted EPS was $1.86(1) and the operating efficiency ratio was 47.5%(1), demonstrating the strength of the Company's underlying operating performance.
•The Company expects to incur additional core conversion-related costs in future quarters as implementation activities progress; however, third-quarter costs were elevated by termination-related costs that are not expected to recur in future periods.

(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

Third Quarter 2026 Financial Highlights and Key Performance Indicators (KPIs):

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Return on average assets(1)(6)	1.45%	1.46%	1.35%	1.11%	1.24%
Pre-tax, pre-provision net revenue return on average assets(1)(6)	1.76%	2.07%	1.60%	1.80%	1.70%
Return on average shareholders' equity(1)(6)	15.16%	15.49%	14.88%	12.20%	13.84%
Return on average tangible shareholders' equity(1)(6)	15.28%	15.61%	15.00%	12.31%	13.96%
Net Interest Margin(1)(6)(7)	3.71%	3.58%	3.28%	3.40%	3.34%
Efficiency Ratio(1)(3)	56.1%	47.5%	55.8%	50.8%	51.4%
Noninterest expense to average assets(1)(6)	2.26%	1.80%	2.03%	1.87%	1.80%
Net loan (recoveries) charge-offs as a percentage of average loans(1)(6)	(0.05)%	0.00%	0.01%	0.00%	(0.01)%
Dividend payout ratio(1)(4)	12.66%	13.16%	14.18%	17.54%	15.87%
Fully diluted tangible book value per common share(1)(2)	$41.59	$40.25	$38.79	$37.84	$36.84
Total capital to risk-weighted assets(1)(5)	12.67%	12.70%	13.00%	12.94%	13.48%
Total common equity tier 1 capital to risk-weighted assets(1)(5)	11.64%	11.66%	11.97%	11.87%	12.39%
Tier I Capital to Average Assets(1)(5)	10.25%	10.36%	10.32%	10.56%	10.71%
Tangible common equity to tangible assets(1)(2)	9.33%	9.24%	9.17%	8.90%	8.95%
Earnings per common share - diluted	$1.58	$1.52	$1.41	$1.14	$1.26
Common shares issued and outstanding	7,971,972	7,973,180	7,973,180	7,899,943	7,877,443
(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

(2)    Refer to the "Reconciliation of GAAP to Non-GAAP Measures" section of this document for additional detail.

(3)    Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(4)    The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

(5)    Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

(6)    Return on average assets is calculated by dividing annualized net income by average assets. Pre-tax, pre-provision net revenue return on average assets is calculated by dividing PPNR (calculated as set forth in the "Pre-Tax, Pre-Provision Net Revenue (PPNR)" section of this document) by average assets. Return on average shareholders' equity is calculated by dividing annualized net income by average shareholders' equity. Return on average tangible shareholders' equity is calculated by dividing annualized net income by average shareholders' equity less average intangible assets. Net Interest Margin is calculated by dividing average annualized net interest income by average total earning assets. Noninterest expense to average assets is calculated by dividing annualized noninterest expense by average total assets. Net loan (recoveries) charge-offs as a percentage of average loans is calculated by dividing net loan (recoveries) charge offs by average total loans.

(7)    Based on a fully tax equivalent basis.

Pre-Tax, Pre-Provision Net Revenue(1) ("PPNR")

PPNR for the quarter ended September 30, 2026 was $15.5 million, a decrease of 11.6% from $17.5 million recognized for the quarter ended June 30, 2026.

	For the Quarter Ended
(Dollars in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net interest income	$31,371	$29,503	$26,886	$26,946	$25,987
Total noninterest income	3,956	3,280	3,343	3,376	2,495
Total revenues	35,327	32,783	30,229	30,322	28,482
Total noninterest expense	19,829	15,255	16,889	15,470	14,631
PPNR	$15,498	$17,528	$13,340	$14,852	$13,851
(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

•Revenues (net interest income plus noninterest income) for the quarter ended September 30, 2026 were $35.3 million, compared with $32.8 million in the previous quarter. The increase in revenues was primarily driven by higher interest income resulting from increased earning-asset yields and higher average earning-asset balances.
•Noninterest expense for the quarter ended September 30, 2026 was $19.8 million, compared with $15.3 million in the previous quarter. The increase in noninterest expense was attributed to $3.0 million of core conversion related costs, primarily contract termination fees, as well as an increase in salaries and employee benefits due to ongoing investments in talent to support growth.
Allowance for Credit Losses - Loans ("ACL-Loans")

The ACL-Loans was $30.7 million as of September 30, 2026 compared to $30.6 million as of June 30, 2026. The ACL-Loans as a percentage of total loans was 1.03% as of September 30, 2026 compared to 1.03% as of June 30, 2026. The credit for credit losses - loans was $1.4 million for the quarter ended September 30, 2026.

Total nonperforming loans decreased $8.7 million to $7.1 million as of September 30, 2026, when compared to the previous quarter, primarily reflecting the note sale of a suburban retail CRE loan in Westchester County, NY, that had been modified during the COVID-19 pandemic. Nonperforming assets as a percentage of total assets decreased to 0.20% at September 30, 2026, compared to the previous quarter's ratio of 0.46%. As of September 30, 2026, the ACL-Loans provided 430.65% coverage of total nonperforming loans.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
ACL-Loans:
Balance at beginning of period	$30,627	$29,580	$30,705	$29,984	$29,256
Charge-offs:
Residential real estate	—	—	—	—	—
Commercial real estate	(606)	—	—	—	—
Commercial business	(499)	(13)	(148)	—	(14)
Consumer	(11)	(35)	(73)	—	(46)
Construction	—	—	—	—	—
Total charge-offs	(1,116)	(48)	(221)	—	(60)
Recoveries:
Residential real estate	—	—	—	—	—
Commercial real estate	2,543	10	5	7	272
Commercial business	9	8	15	23	92
Consumer	3	31	33	10	4
Construction	—	—	—	—	—
Total recoveries	2,555	49	53	40	368
Net loan recoveries (charge-offs)	1,439	1	(168)	40	308
(Credit) provision for credit losses - loans	(1,356)	1,046	(957)	681	420
Balance at end of period	$30,710	$30,627	$29,580	$30,705	$29,984

	As of
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Asset quality:
Nonaccrual loans
Residential real estate	$513	$530	$544	$557	$570
Commercial real estate	4,884	13,923	17,112	14,445	14,667
Commercial business	1,734	1,404	1,380	1,302	1,729
Construction	—	—	—	—	—
Consumer	—	—	—	—	—
Total nonaccrual loans	7,131	15,857	19,036	16,304	16,966
Other real estate owned	—	—	—	—	1,284
Total nonperforming assets	$7,131	$15,857	$19,036	$16,304	$18,250

Nonperforming loans as a % of total loans	0.24%	0.54%	0.66%	0.57%	0.62%
Nonperforming assets as a % of total assets	0.20%	0.46%	0.56%	0.49%	0.56%
ACL-loans as a % of total loans	1.03%	1.03%	1.03%	1.08%	1.10%
ACL-loans as a % of nonperforming loans	430.65%	193.14%	155.39%	188.33%	176.73%
Total past due loans to total loans	0.32%	0.59%	0.62%	0.31%	0.76%

Financial Condition & Capital
Assets totaled $3.6 billion at September 30, 2026, an increase of $195.4 million, or 5.8% compared to December 31, 2025. Gross loans totaled $3.0 billion at September 30, 2026, an increase of $142.6 million, or 5.0% compared to December 31, 2025. Deposits totaled $3.0 billion at September 30, 2026, an increase of $138.2 million, or 4.9% compared to December 31, 2025. Brokered deposits decreased $52.1 million or 9.3%, when compared to December 31, 2025.

Period End Loan Composition	September 30, 2026	December 31, 2025	September 30, 2025	Current YTD % Change	Year over Year % Change
Residential Real Estate	$27,503	$33,139	$33,625	(17.0)%	(18.2)%
Commercial Real Estate(1)	2,027,574	1,930,979	1,897,896	5.0	6.8
Construction	130,660	153,778	170,888	(15.0)	(23.5)
Total Real Estate Loans	2,185,737	2,117,896	2,102,409	3.2	4.0
Commercial Business	726,640	645,321	552,682	12.6	31.5
Consumer	70,249	76,855	63,098	(8.6)	11.3
Total Loans	$2,982,626	$2,840,072	$2,718,189	5.0%	9.7%
(1) Includes owner occupied commercial real estate of $0.8 billion at September 30, 2026, $0.8 billion at December 31, 2025, and $0.7 billion at September 30, 2025, respectively.

Period End Deposit Composition	September 30, 2026	December 31, 2025	September 30, 2025	Current YTD % Change	Year over Year % Change
Noninterest bearing demand	$453,085	$403,652	$397,408	12.2%	14.0%
NOW	101,033	90,205	84,736	12.0	19.2
Money Market	1,240,940	1,007,844	897,387	23.1	38.3
Savings	98,072	97,418	95,242	0.7	3.0
Time	1,074,550	1,230,362	1,282,642	(12.7)	(16.2)
Total Deposits	$2,967,680	$2,829,481	$2,757,415	4.9%	7.6%
Shareholders’ equity totaled $334.1 million as of September 30, 2026, an increase of $32.6 million compared to December 31, 2025, primarily a result of year-to-date net income of $36.4 million. The increase was partially offset by dividends paid of $4.7 million.
As of September 30, 2026, the Bank's regulatory capital ratios were all above the regulatory thresholds for 'well capitalized' institutions, with total risk-based capital, common-equity tier 1 capital and leverage ratios at 12.67%, 11.64%, and 10.25%, respectively.

We recommend reading this earnings release in conjunction with the Third Quarter 2026 Investor Presentation, located at https://investor.mybankwell.com/events-and-presentations/ and included as an exhibit to our October 29, 2026 Current Report on Form 8-K.
Conference Call
Bankwell will host a conference call to discuss the Company’s financial results and business outlook on October 29, 2026, at 11:00 a.m. E.T. The call will be accessible by telephone and webcast using https://investor.mybankwell.com/events-and-presentations/. A supplementary slide presentation will be posted to the website prior to the event, and a replay will be available for 12 months following the event.

About Bankwell Financial Group

Bankwell Financial Group, Inc. is the holding company for Bankwell Bank ("Bankwell"), a full-service commercial bank headquartered in New Canaan, CT. Bankwell provides businesses and professionals with a range of commercial financing solutions, including working capital lines of credit, SBA loans, acquisition financing, and commercial mortgages, along with treasury management and deposit services. Bankwell emphasizes accessibility, expertise, and responsiveness through experienced local banking teams serving its markets.
For more information about this press release, interested parties may contact Christopher R. Gruseke, Chief Executive Officer or Courtney E. Sacchetti, Executive Vice President and Chief Financial Officer of Bankwell Financial Group, Inc. at (203) 652-0166 or at ir@mybankwell.com.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible assets, tangible common equity to tangible assets, tangible common shareholders' equity, fully diluted tangible book value per common share, efficiency ratio, noninterest expense to average assets, return on average shareholders' equity, return on average tangible shareholders' equity, pre-tax, pre-provision net revenue, net interest margin, net loan (recoveries) charge-offs as a percentage of average loans, pre-tax, pre-provision net revenue on average assets, the dividend payout ratio, operating net income, operating return on average assets, operating return on average tangible shareholders' equity, operating efficiency ratio, operating earnings per common share-diluted, operating pre-tax, pre-provision net revenue return on average assets, and operating pre-tax, pre-provision net revenue return are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. See "Reconciliation of GAAP to Non-GAAP Measures (unaudited)".

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
ASSETS
Cash and due from banks	$239,023	$191,378	$208,904	$214,567	$289,628
Federal funds sold	16,526	12,018	8,997	10,354	5,732
Cash and cash equivalents	255,549	203,396	217,901	224,921	295,360

Investment securities
Marketable equity securities, at fair value	2,193	2,263	2,254	2,248	2,223
Available for sale investment securities, at fair value	168,763	174,036	155,934	160,409	96,473
Held to maturity investment securities, at amortized cost	29,242	29,314	29,386	29,465	29,538
Total investment securities	200,198	205,613	187,574	192,122	128,234
Loans receivable (net of ACL-Loans of $30,710, $30,627, $29,580, $30,705, $29,984, at September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, respectively)	2,947,719	2,924,890	2,832,678	2,804,441	2,684,016
Accrued interest receivable	17,536	16,270	16,029	16,143	15,633
Federal Home Loan Bank stock, at cost	7,057	3,143	4,207	6,207	4,951
Premises and equipment, net	19,725	20,068	20,947	21,582	22,387
Bank-owned life insurance	55,303	54,931	54,566	54,207	53,846
Goodwill	2,589	2,589	2,589	2,589	2,589
Deferred income taxes, net	11,104	9,992	11,436	11,356	9,027
Other real estate owned	—	—	—	—	1,284
Other assets	38,495	34,678	25,932	26,291	26,636
Total assets	$3,555,275	$3,475,570	$3,373,859	$3,359,859	$3,243,963

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$453,085	$472,008	$428,384	$403,652	$397,408
Interest bearing deposits	2,514,595	2,528,522	2,456,865	2,425,829	2,360,007
Total deposits	2,967,680	3,000,530	2,885,249	2,829,481	2,757,415

Advances from the Federal Home Loan Bank	125,000	30,000	60,000	110,000	75,000
Subordinated debentures	69,882	69,820	69,759	69,697	69,636
Accrued expenses and other liabilities	58,578	51,720	46,985	49,192	49,121
Total liabilities	3,221,140	3,152,070	3,061,993	3,058,370	2,951,172

Shareholders’ equity
Common stock, no par value	122,909	121,997	121,060	120,118	119,353
Retained earnings	213,229	202,073	191,281	181,587	174,008
Accumulated other comprehensive (loss)	(2,003)	(570)	(475)	(216)	(570)
Total shareholders’ equity	334,135	323,500	311,866	301,489	292,791

Total liabilities and shareholders’ equity	$3,555,275	$3,475,570	$3,373,859	$3,359,859	$3,243,963

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Interest and dividend income
Interest and fees on loans	$50,760	$48,423	$46,787	$46,739	$46,328	$145,970	$133,931
Interest and dividends on securities	2,125	1,919	1,784	1,834	1,410	5,828	4,333
Interest on cash and cash equivalents	1,937	1,894	1,965	2,037	2,853	5,796	9,453
Total interest and dividend income	54,822	52,236	50,536	50,610	50,591	157,594	147,717
Interest expense
Interest expense on deposits	21,774	21,267	21,930	22,388	22,585	64,971	70,440
Interest expense on borrowings	1,677	1,466	1,720	1,276	2,019	4,863	5,288
Total interest expense	23,451	22,733	23,650	23,664	24,604	69,834	75,728

Net interest income	31,371	29,503	26,886	26,946	25,987	87,760	71,989
(Credit) provision for credit losses	(1,267)	1,228	(1,029)	616	372	(1,068)	424
Net interest income after (credit) provision for credit losses	32,638	28,275	27,915	26,330	25,615	88,828	71,565
Noninterest income
Bank owned life insurance	372	366	358	361	359	1,096	1,055
Service charges and fees	951	665	780	771	779	2,396	2,055
Gains and fees from sales of loans	2,806	2,398	2,425	2,184	1,372	7,629	2,894
Other	(173)	(149)	(220)	60	(15)	(542)	8
Total noninterest income	3,956	3,280	3,343	3,376	2,495	10,579	6,012
Noninterest expense
Salaries and employee benefits	10,363	8,678	9,830	7,717	7,995	28,871	22,568
Occupancy and equipment	2,729	2,816	2,705	2,575	2,469	8,250	7,549
Professional services	1,500	1,364	1,393	1,415	1,412	4,257	4,573
Data processing	687	694	716	877	633	2,097	2,230
Director fees	357	357	363	337	333	1,077	1,014
FDIC insurance	585	530	543	612	610	1,658	2,073
Marketing	98	129	126	108	140	353	500
Other	3,510	687	1,213	1,829	1,039	5,410	2,811
Total noninterest expense	19,829	15,255	16,889	15,470	14,631	51,973	43,318
Income before income tax expense	16,765	16,300	14,369	14,236	13,479	47,434	34,259
Income tax expense	4,030	3,928	3,094	5,092	3,401	11,052	8,205
Net income	$12,735	$12,372	$11,275	$9,144	$10,078	$36,382	$26,054
Earnings Per Common Share:
Basic	$1.60	$1.55	$1.42	$1.16	$1.27	$4.58	$3.31
Diluted	$1.58	$1.52	$1.41	$1.14	$1.26	$4.52	$3.27
Weighted Average Common Shares Outstanding:
Basic	7,858,046	7,856,210	7,724,253	7,776,740	7,774,887	7,813,326	7,741,244
Diluted	7,948,140	7,980,973	7,800,935	7,858,047	7,844,785	7,910,825	7,819,609
Dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total Equity	$334,135	$323,500	$311,866	$301,489	$292,791
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Common Equity	$331,546	$320,911	$309,277	$298,900	$290,202

Total Assets	$3,555,275	$3,475,570	$3,373,859	$3,359,859	$3,243,963
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Assets	$3,552,686	$3,472,981	$3,371,270	$3,357,270	$3,241,374

Tangible Common Equity to Tangible Assets	9.33%	9.24%	9.17%	8.90%	8.95%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total shareholders' equity	$334,135	$323,500	$311,866	$301,489	$292,791
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$334,135	$323,500	$311,866	$301,489	$292,791
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible common shareholders' equity	$331,546	$320,911	$309,277	$298,900	$290,202

Common shares issued and outstanding	7,971,972	7,973,180	7,973,180	7,899,943	7,877,443

Fully Diluted Tangible Book Value per Common Share	$41.59	$40.25	$38.79	$37.84	$36.84

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

Computation of Operating Return on Average Assets, Operating Return on Average Tangible Shareholders' Equity, Operating Efficiency Ratio, Operating Earnings per Common Share-Diluted, Operating Pre-tax Pre-Provision Net Revenue Return on Average Assets, Operating PPNR, and Operating Net Income	For the Quarter Ended
September 30, 2026
PPNR	$15,498
Core conversion costs (pre-tax)	3,041
Operating PPNR	$18,539

Average Assets	$3,484,548

Operating pre-tax, pre-provision net revenue on average assets	2.11%

Net income	$12,735
Core conversion costs (post-tax)	2,281
Operating net income	$15,016

Operating net income	$15,016
Dividends to participating securities	(25)
Undistributed earnings allocated to participating securities	(176)
Operating net income for earnings per share calculation	$14,815

Weighted average shares outstanding, diluted	7,948,140
Operating earnings per common share - diluted	$1.86

Operating net income	$15,016
Average Assets	3,484,548
Operating return on average assets	1.71%

Operating net income	$15,016

Average shareholders' equity	333,256
Average goodwill	2,589
Average tangible shareholders' equity	$330,667

Operating return on average tangible shareholders' equity	18.02%

Noninterest expense	19,829
Core conversion costs (pre-tax)	3,041
Operating noninterest expense	$16,788

Net interest income	31,371
Noninterest income	3,956
Total net interest income and noninterest income	$35,327

Operating efficiency ratio	47.5%

BANKWELL FINANCIAL GROUP, INC.
EARNINGS PER SHARE ("EPS") (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, except per share data)
Net income	$12,735	$10,078	$36,382	$26,054
Dividends to participating securities(1)	(25)	(26)	(77)	(79)
Undistributed earnings allocated to participating securities(1)	(176)	(143)	(509)	(386)
Net income for earnings per share calculation	12,534	9,909	35,796	25,589

Weighted average shares outstanding, basic	7,858,046	7,774,887	7,813,326	7,741,244
Effect of dilutive equity-based awards(2)	90,094	69,898	97,499	78,365
Weighted average shares outstanding, diluted	7,948,140	7,844,785	7,910,825	7,819,609
Net earnings per common share:
Basic earnings per common share	$1.60	$1.27	$4.58	$3.31
Diluted earnings per common share	$1.58	$1.26	$4.52	$3.27
(1) Represents dividends paid and undistributed earnings allocated to unvested stock-based awards that contain non-forfeitable rights to dividends.
(2) Represents the effect of the assumed exercise of stock options and the vesting of restricted shares, as applicable, utilizing the treasury stock method.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2026			September 30, 2025
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$225,359	$1,937	3.41%	$278,698	$2,853	4.06%
Securities(1)	208,404	2,164	4.15	142,677	1,463	4.10
Loans:
Commercial real estate	1,980,923	32,339	6.39	1,856,645	29,662	6.25
Residential real estate	28,098	389	5.53	34,518	510	5.91
Construction	139,944	2,583	7.22	173,380	3,536	7.98
Commercial business	740,848	14,313	7.56	572,187	11,634	7.96
Consumer	64,997	1,136	6.94	63,627	986	6.15
Total loans	2,954,810	50,760	6.72	2,700,357	46,328	6.71
Federal Home Loan Bank stock	4,190	73	6.95	6,942	89	5.11
Total earning assets	3,392,763	$54,934	6.34%	3,128,674	$50,733	6.34%
Other assets	91,785			98,547
Total assets	$3,484,548			$3,227,221

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$109,933	$59	0.21%	$99,087	$124	0.50%
Money market	1,211,288	10,416	3.41	883,440	8,479	3.81
Savings	97,350	636	2.59	94,290	700	2.95
Time	1,094,376	10,662	3.87	1,253,878	13,282	4.20
Total interest bearing deposits	2,512,947	21,773	3.44	2,330,695	22,585	3.84
Borrowed Money	148,048	1,677	4.49	169,867	2,020	4.72
Total interest bearing liabilities	2,660,995	$23,450	3.50%	2,500,562	$24,605	3.90%
Noninterest bearing deposits	442,043			383,153
Other liabilities	48,254			54,507
Total liabilities	3,151,292			2,938,222
Shareholders' equity	333,256			288,999
Total liabilities and shareholders' equity	$3,484,548			$3,227,221
Net interest income(2)		$31,484			$26,128
Interest rate spread			2.84%			2.44%
Net Interest Margin(3)			3.71%			3.34%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $113 thousand and $141 thousand for the quarters ended September 30, 2026 and 2025, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Nine Months Ended
	September 30, 2026			September 30, 2025
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$233,993	$5,796	3.31%	$307,737	$9,453	4.11%
Securities(1)	199,107	5,935	3.97	147,571	4,474	4.04
Loans:
Commercial real estate	1,930,568	92,447	6.31	1,830,934	85,371	6.15
Residential real estate	29,911	1,267	5.65	37,838	1,740	6.13
Construction	152,223	8,298	7.19	182,857	10,856	7.83
Commercial business	714,034	40,746	7.53	546,700	32,839	7.92
Consumer	68,271	3,211	6.29	72,350	3,125	5.78
Total loans	2,895,007	145,969	6.65	2,670,679	133,931	6.61
Federal Home Loan Bank stock	4,801	227	6.31	5,522	286	6.90
Total earning assets	3,332,908	$157,927	6.25%	3,131,509	$148,144	6.24%
Other assets	90,234			92,451
Total assets	$3,423,142			$3,223,960

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$105,803	$167	0.21%	$102,129	$311	0.41%
Money market	1,138,205	29,163	3.43	891,823	25,579	3.83
Savings	98,142	1,985	2.70	91,313	2,025	2.97
Time	1,140,619	33,656	3.95	1,301,450	42,525	4.37
Total interest bearing deposits	2,482,769	64,971	3.50	2,386,715	70,440	3.95
Borrowed Money	145,073	4,863	4.48	147,519	5,288	4.79
Total interest bearing liabilities	2,627,842	$69,834	3.55%	2,534,234	$75,728	4.00%
Noninterest bearing deposits	428,798			356,705
Other liabilities	46,060			51,354
Total liabilities	3,102,700			2,942,293
Shareholders' equity	320,442			281,667
Total liabilities and shareholders' equity	$3,423,142			$3,223,960
Net interest income(2)		$88,093			$72,416
Interest rate spread			2.70%			2.24%
Net Interest Margin(3)			3.52%			3.08%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $334 thousand and $427 thousand for the nine months ended September 30, 2026 and 2025, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.